Exhibit 99.1

Press Release - MSC.Software Announces Fourth Quarter and Year End Financial Results Investor Contact:

Joanne Keates Vice President, Investor Relations MSC.Software (714) 444-8551 joanne.keates@mscsoftware.com

MSC.Software Reports Financial Results for the

Fourth Quarter and Year Ended December 31, 2007

SANTA ANA, Calif. – February 21, 2008- MSC.Software Corporation (NASDAQ: MSCS), a leading global provider of enterprise simulation solutions including simulation software and services, today reported results for the fourth quarter and year ended December 31, 2007. Financial highlights include the following:

Fourth quarter:

•	Total fourth quarter revenue of $71.1 million, an increase of 7.7% over the fourth quarter last year,

•	Fourth quarter revenue in the Americas of $22.0 million, an increase of 24% over the fourth quarter last year,

•	Fourth quarter operating loss of $1.2 million, which includes restructuring charges of $0.4 million and impairment charges totaling $4.3 million.

Full Year:

•	2007 total revenue of $246.7 million versus $259.7 million last year, a decrease of 5% when compared to last years results,

•	2007 operating loss of $10.3 million, which includes restructuring charges of $8.5 million and impairment charges of $4.8 million, versus operating income of $4.7 million in 2006,

•	2007 EPS from continuing operations of ($0.06) per diluted shares versus $0.31 per diluted share last year,

•

Cash and investments at December 31, 2007 totaled $135.0 million versus $126.0 million at December 31, 2006 and deferred revenue grew 3% to $80.6 million at December 31, 2007 from $78.2 million at December 31, 2006.

Press Release - MSC Software Announces Fourth Quarter and Year End Financial Results

REVENUE

Total revenue for the fourth quarter ended December 31, 2007 was $71.1 million compared to $66.0 million for the fourth quarter in 2006. Software revenue for the fourth quarter totaled $28.8 million compared to $27.9 million for the fourth quarter in 2006. For the fourth quarter ended December 31, 2007, maintenance revenue totaled $33.3 million and services revenue totaled $9.0 million, compared to $29.4 million of maintenance revenue and $8.7 million of services revenue for the fourth quarter in 2006.

Total revenue for the year ended December 31, 2007 was $246.7 million compared to $259.7 million last year. Software revenue for 2007 totaled $94.7 million compared to $111.2 million for 2006. For the year ended December 31, 2007 maintenance revenue totaled $125.5 million and services revenue totaled $26.4 million, compared to $115.1 million of maintenance revenue and $33.3 million of services revenue for 2006. Fiscal year 2006 included $2.4 million of non-recurring PLM revenue of which $1.3 million was software and $1.1 million was services revenue.

“We believe that MSC’s solid performance in the fourth quarter, particularly in the Americas, is a positive sign indicating that we are in the final stages of completing our company transition,” said Bill Weyand, CEO and Chairman of MSC.Software. “In the fourth quarter we saw strength in both our engineering tools and our enterprise solutions product categories as well as in our key industry verticals of aerospace and automotive.”

“We believe that MSC has the key business drivers for success in 2008. Our innovative Simulation Enterprise and MD product line introductions should continue to provide us with a first mover advantage in the simulation software marketplace. Further, as we launch a new product cycle with the R3 versions of our enterprise simulation products, we expect to see increased customer acceptance and transaction activity.” continued Mr. Weyand.

REVENUE BY GEOGRAPHY

Total revenue in the Americas for the fourth quarter and year ended December 31, 2007 was $22.0 million and $75.3 million, respectively, compared to $17.7 million and $75.7 million for the same periods last year. Total revenue in EMEA for the fourth quarter and year ended December 31, 2007 was $30.0 million and $95.9 million, respectively, compared to $28.5 million and $103.5 million for the same periods last year. Changes in the Euro dollar increased EMEA revenue during 2007 by $8.2 million. In the Asia Pacific region, revenue for

Press Release - MSC Software Announces Fourth Quarter and Year End Financial Results

the fourth quarter and year ended December 31, 2007 totaled $19.1 million and $75.5 million, respectively, compared to $19.8 million and $80.5 million for the same periods last year. Changes in the Japanese Yen decreased Asia Pacific revenue during 2007 by $1.0 million.

RESULTS OF OPERATIONS AND EPS

Total operating expenses for the fourth quarter and year ended December 31, 2007 were $59.1 million and $210.7 million, respectively, compared to $54.4 million and $196.9 million for the same periods last year. Operating loss for the fourth quarter was $1.2 million and for the year end was $10.3 million, compared to an operating loss of $0.9 million and operating income of $4.7 million for the fourth quarter and year ended December 31, 2006. The operating loss for the year ended December 31, 2007 included a restructuring charge of $8.5 million and impairment charge of $4.8 million.

For the fourth quarter ended December 31, 2007, income from continuing operations totaled $2.3 million or $0.05 per diluted share, compared to income from continuing operations of $11.2 million or $0.25 per diluted share for the fourth quarter last year. For the year ended December 31, 2007, loss from continuing operations totaled $2.6 million or ($0.06) per diluted share, compared to income from continuing operations of $13.3 million or $0.31 per diluted share for FY 2006. Other income, net, in the fourth quarter and for 2007, included a gain on the sale of securities of $6.8 million.

GUIDANCE

At this time the Company will not issue guidance. The Company will continue to evaluate its decision to provide guidance in the future.

CONFERENCE CALL

The Company will host a conference call to discuss the fourth quarter financial results today at 1:30 pm pacific (4:30 pm eastern). The fourth quarter conference call will include a slide presentation that can be downloaded at: http://www.mscsoftware.com/ir/. The conference call can be accessed by web cast at: http://www.mscsoftware.com/ir/ or by dialing in to (800) 374-0151 for US callers or (706) 634-4981 for international callers. To participate in the live conference call, use the following conference ID code: 30449559.

Press Release - MSC Software Announces Fourth Quarter and Year End Financial Results

An archived version of the conference call will be available at http://www.mscsoftware.com/ir/. The teleconference replay will be available for 48 hours and can be accessed by dialing in to: U.S. (800) 642-1687 or Intl. (706) 645-9291 using the conference ID code: 30449559.

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a leading global provider of enterprise simulation solutions, including simulation software and services, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs more than 1200 people in 23 countries. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in “Risk Factors” on our 2006 Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

(Financials to follow)

Press Release - MSC Software Announces Fourth Quarter and Year End Financial Results

PRELIMINARY

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Revenue:
Software	$27,895	$28,823	$111,231	$94,682
Maintenance	29,386	33,257	115,099	125,529
Services	8,718	8,997	33,356	26,440

Total Revenue	65,999	71,077	259,686	246,651

Cost of Revenue:
Software	3,055	2,659	12,937	10,351
Maintenance and Services	9,409	10,478	45,162	35,900

Total Cost of Revenue	12,464	13,137	58,099	46,251

Gross Profit	53,535	57,940	201,587	200,400

Operating Expenses:
Research and Development	11,432	13,579	43,249	51,109
Selling and Marketing	24,699	25,132	83,581	84,794
General and Administrative	17,973	15,525	69,165	60,819
Amortization of Intangibles	188	176	750	698
Restructuring and Other Charges	—	442	—	8,522
Impairment Charges	141	4,259	141	4,778

Total Operating Expenses	54,433	59,113	196,886	210,720

Operating Income (Loss)	(898)	(1,173)	4,701	(10,320)

Other (Income) Expense:
Interest Expense	254	282	3,583	1,155
Other Income, net	(1,400)	(7,904)	(5,292)	(10,368)

Total Other Income, net	(1,146)	(7,622)	(1,709)	(9,213)

Income (Loss) From Continuing Operations Before Provision (Benefit) For Income Taxes	248	6,449	6,410	(1,107)
Provision (Benefit) For Income Taxes	(10,956)	4,156	(6,931)	1,496

Income (Loss) From Continuing Operations	11,204	2,293	13,341	(2,603)

Income From Discontinued Operations, net of Income Taxes	25	(4)	461	1,042

Net Income (Loss)	$11,229	$2,289	$13,802	$(1,561)

Basic Earnings (Loss) Per Share From Continuing Operations	$0.26	$0.05	$0.35	$(0.06)
Diluted Earnings (Loss) Per Share From Continuing Operations	$0.25	$0.05	$0.31	$(0.06)
Basic Earnings Per Share From Discontinued Operations	$—	$—	$0.01	$0.02
Diluted Earnings Per Share From Discontinued Operations	$—	$—	$0.01	$0.02
Basic Earnings (Loss) Per Share	$0.26	$0.05	$0.36	$(0.04)
Diluted Earnings (Loss) Per Share	$0.25	$0.05	$0.32	$(0.04)
Basic Weighted-Average Shares Outstanding	43,519	44,573	38,205	44,164
Diluted Weighted-Average Shares Outstanding	44,874	45,342	45,413	44,164

Press Release - MSC Software Announces Fourth Quarter and Year End Financial Results

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share value amounts)

Preliminary

	December 31, 2006	December 31, 2007
ASSETS
Cash and Investments	$126,001	$135,029
Trade Accounts Receivable, less Allowance for Doubtful Accounts of $1,555 and $1,855, respectively	70,432	70,204
Property and Equipment, Net	19,055	18,899
Goodwill, Indefinite Lived & Other Intangibles	204,369	195,311
Other Assets	38,981	47,702

Total Assets	$458,838	$467,145

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deferred Revenue	$78,189	$80,584
Long-Term Debt	7,556	6,936
Other Liabilities	62,185	60,215

Total Liabilities	147,930	147,735

Net Shareholders’ Equity	310,908	319,410

Total Liabilities and Shareholders’ Equity	$458,838	$467,145